                                                            Exhibit 11
                                Tyco Toys, Inc.
                         Computation of Per Share Loss
                    (in thousands, except per share amounts)

                                                                                          1995           1994
                                                                                         -------        ------
Primary Loss Per Share:
    1.   Net loss                                                                      $  (6,669)     $ (13,375)
    2.   Less preferred dividends                                                            784              -
                                                                                         -------       --------
    3.   Net loss applicable to common shareholders                                    $  (7,453)     $ (13,375)
                                                                                         -------       --------

    4.   Weighted average shares outstanding                                              34,757         34,676
    5.   Add additional shares issuable upon the assumed exercise
          of outstanding stock options *                                                       -              -
                                                                                         -------       --------
    6.   Adjusted weighted average shares outstanding                                     34,757         34,676
                                                                                         -------       --------
    7.   Net loss per share (3/6)                                                      $   (0.21)     $   (0.39)
                                                                                         -------       --------

Fully Diluted Loss Per Share:
    8.   Line 3 above                                                                  $  (7,453)     $ (13,375)
    9.   Add back preferred dividends (line 2)                                               784              -
    10.  Add back interest, net of tax, on assumed conversion of
          the Company's 7% Convertible Subordinated Notes                                    169            147
                                                                                         -------       --------
    11.  Adjusted net loss                                                             $  (6,500)     $ (13,228)
                                                                                         -------       --------
    12.  Weighted average shares outstanding (line 4)                                     34,757         34,676
    13.  Add additional shares issuable upon the assumed exercise
          of outstanding stock options*                                                        -              -
    14.  Add additional shares issuable upon assumed
          conversion of the Company's 7% Convertible
          Subordinated Notes                                                               1,497          1,397
    15.  Add additional shares issuable upon assumed
          conversion of preferred shares                                                   4,965              -
                                                                                         -------       --------
    16.  Adjusted weighted average shares outstanding                                     41,219         36,073
                                                                                         -------       --------
    17.  Net loss per share (11/16) **                                                 $   (0.16)     $   (0.37)
                                                                                         -------       --------

* For the calculation of loss per share, the inclusion of the assumed exercise of options for the quarters ended March 31, 1995 and 1994 was anti-dilutive and therefore such assumed exercise has been excluded from the per share calculations.

** Fully diluted loss per share is not presented in the Consolidated Statements of Operations as the assumed conversions of the Company's Convertible Preferred Stock and Convertible Subordinated Notes are anti-dilutive.

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